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Exhibit 99.2

UNITED STATES DISTRICT COURT
MIDDLE DISTRICT OF FLORIDA
TAMPA DIVISION

LEE P. ROSKY, derivatively, on behalf of WELLCARE HEALTH PLANS, INC., Plaintiff, -v- TODD S. FARHA, et al., Defendants, -and- WELLCARE HEALTH PLANS, INC., Nominal Defendant.	No. 8:07-cv-1952-VMC-MAP (Consolidated)

NOTICE OF PROPOSED
PARTIAL SETTLEMENT OF DERIVATIVE ACTIONS

TO: ALL HOLDERS OF WELLCARE HEALTH PLANS INC. COMMON SHARES AS OF MARCH 3, 2010.
PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY.  YOUR RIGHTS WILL BE AFFECTED.

THIS NOTICE RELATES TO A PROPOSED PARTIAL SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS AND CLAIMS ASSERTED ON BEHALF OF WELLCARE HEALTH PLANS, INC.

PURPOSE OF THIS NOTICE
This Notice is given pursuant to Rule 23.1 of the Federal Rules of Civil Procedure and by an Order of the United States District Court for the Middle District of Florida.  The purpose of the Notice is to advise you that a consolidated shareholder derivative lawsuit is pending in the Court, and that certain of the parties thereto have reached a proposed partial settlement that would resolve part of this derivative action.  The terms and conditions of the proposed Settlement are summarized in this Notice and set forth in a Stipulation of Partial Settlement.

A Settlement Hearing will be held on July 7, 2010 at 9:30 a.m., before the Honorable Virginia M. Hernandez Covington, United States District Court for the Middle District of Florida, 801 North Florida Avenue, Tampa, Florida 33602, to consider the fairness, reasonableness and adequacy of the Settlement, and the request for payment of attorney’s fees and expenses to Plaintiffs’ Lead Counsel to be paid by WellCare and/or its insurers.  A copy of the Stipulation may be viewed on WellCare’s website at http://www.WellCare.com.

THIS NOTICE IS NOT AN EXPRESSION OF ANY OPINION BY THE COURT AS TO THE MERITS OF ANY CLAIMS OR ANY DEFENSES ASSERTED BY ANY PARTY IN THE DERIVATIVE ACTIONS, OR OF THE FAIRNESS, REASONABLENESS OR ADEQUACY OF THE PROPOSED PARTIAL SETTLEMENT.

DEFINITIONS
The capitalized terms in this Notice have the meaning set forth in the Stipulation on WellCare’s website at http://www.WellCare.com, and include the following defined terms:

1.	“Action” means the consolidated action captioned Rosky v. Farha et al., No. 8:07-cv-1952-VMC-MAP (M.D. Fla.).

2.	“Co-Lead Counsel” means Saxena White, P.A., Faruqi & Faruqi, LLP, and Gardy & Notis, LLP.

3.	“Court” means the United States District Court for the Middle District of Florida.

4.
“Current WellCare Shareholder” or “Current WellCare Shareholders” means all record and beneficial owners of WellCare common shares and the representatives, trustees, executors, heirs, administrators, transferees, agents, successors, or assigns of all such owners, immediate or remote, in each case solely in their capacities as Shareholders of WellCare common shares as of the date of the filing of the Stipulation. “Independent Director Defendants” means D. Robert Graham, Regina Herzlinger, Kevin Hickey, Alif Hourani, Ruben King-Shaw, Christian Michalik, and Neal Moszkowski.

5.
“Fee Award” means the amount upon which WellCare and Co-Lead Counsel for Plaintiffs agreed would be paid to Co-Lead Counsel for Plaintiffs for their fees and expenses, subject to Court approval of the Settling Parties’ agreement.

6.	“Judgment” means the judgment to be rendered by the Court, substantially in the form attached as Exhibit A to the Stipulation.

7.	“Officer Defendants” means Todd S. Farha, Paul Behrens, and Thaddeus Bereday.

8.	“Related Parties” means each of the Independent Director Defendant’s past or present assigns, predecessors, successors, spouses, heirs, executors, and administrators.

9.
“Released Claims” shall collectively mean all claims for relief, debts, demands, rights or causes of action or liabilities whatsoever (including, but not limited to, any claims for compensatory damages, punitive damages, interest, attorney’s fees, expert or consulting fees, and any other costs, expenses, liability or relief, monetary, injunctive, or otherwise), whether based on federal, state, local, foreign, international, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, pleaded or unpleaded, known or unknown, suspected or unsuspected (including “Unknown Claims”), arising out of or related to any of the claims that have been or could have been asserted in the Action by Plaintiffs, WellCare or any Current WellCare Shareholders derivatively on behalf of WellCare, against the Independent Director Defendants or the Released Persons that arise out of or relate to the facts, allegations, transactions, events, matters, or occurrences, acts, disclosures, statements, representations, omissions or failures to act which were alleged or could have been alleged in the Action through the present or otherwise based on the same set of operative facts as alleged in the Action.  “Released Claims” shall not include any and all claims of WellCare against the Officer Defendants, which are specifically preserved and not affected by this Stipulation of Partial Settlement.

10.	“Released Persons” means each and all of the Independent Director Defendants and their Related Parties.

11.	“Settlement” means the partial settlement contemplated by the Stipulation of Partial Settlement.

12.	“Settlement Hearing” means the hearing at which the Court will approve the Settlement.

13.	“Settling Parties” means, collectively, each of the Independent Director Defendants, WellCare (through the SLC) and Plaintiffs on behalf of themselves, WellCare and Current WellCare Shareholders.

14.	“SLC” means the Special Litigation Committee of the Board of Directors of WellCare and its counsel of record in the Action.

15.	“Stipulation” means the Stipulation of Partial Settlement.

16.
“Unknown Claims” means any Released Claim which any Plaintiff, WellCare or Current WellCare Shareholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement.  With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs and WellCare shall expressly waive and each of the Current WellCare Shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Upon the Effective Date, Plaintiffs and WellCare shall expressly waive, and each of the Current WellCare Shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542.  Each Plaintiff, WellCare and Current WellCare Shareholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff and WellCare shall expressly settle and release, and each Current WellCare Shareholder, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or noncontingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.  The Settling Parties acknowledge, and the Current WellCare Shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

17.	“WellCare” means WellCare Health Plans, Inc. and all of its subsidiaries and affiliates.

THE ACTION
On and after October 29, 2007, Plaintiffs filed shareholder derivative complaints against certain current and former directors and officers of WellCare alleging, inter alia, breaches of their fiduciary duties, unjust enrichment, and violations of the Securities Exchange Act of 1934.  On December 7, 2007, the Court entered an order consolidating the related actions for all purposes.  On October 31, 2008, Plaintiffs filed a second amended consolidated shareholder derivative complaint on behalf of nominal defendant WellCare and against defendants Todd S. Farha, D. Robert Graham, Regina E. Herzlinger, Kevin F. Hickey, Alif A. Hourani, Ruben Jose King-Shaw, Jr., Christian P. Michalik, Neal Moszkowski, Paul Behrens, and Thaddeus Bereday.  Generally, Plaintiffs alleged that the defendants breached their fiduciary duties by (i) engaging in certain unsound business practices, (ii) artificially enhancing WellCare’s financial results, (iii) overstating WellCare’s income, (iv) creating an inadequate internal controls system, (v) causing WellCare to disseminate materially false and misleading statements during the relevant period, and (vi) engaging in insider stock sales and executive compensation packages in order to unjustly enrich themselves.

On March 30, 2009, the Court denied motions to dismiss the derivative action filed by both nominal defendant WellCare and the Individual Defendants.

On April 29, 2009, the WellCare Board of Directors voted to create the SLC to investigate the claims against WellCare asserted in this action.  The sole member of the SLC, David J. Gallitano, joined WellCare as a director on March 23, 2009.

On May 14, 2009, the Court stayed proceedings, including all discovery, so that the SLC could conduct its investigation and report to the Court.  After over six months of investigation, the SLC filed its report on November 20, 2009.  In the report, the SLC concluded that the claims against the Independent Director Defendants should be dismissed as there was “no basis under either federal law or Delaware law to pursue claims against them.”  The SLC also determined to continue the case against the Officer Defendants for breaches of their contractual and fiduciary duties to WellCare.

On November 18, 2009, Plaintiffs served a settlement demand letter upon WellCare.

On December 23, 2009, the SLC filed a motion to realign WellCare as the plaintiff against the Officer Defendants and to dismiss all claims against the Independent Director Defendants.  Following a status conference on January 6, 2010, Plaintiffs served on the SLC requests for the production of documents, a set of interrogatories, a notice of deposition to the SLC, and a subpoena directed to the SLC’s counsel who conducted the investigation.  Plaintiffs also filed an opposition to WellCare’s motion to realign on January 20, 2010.  On January 25, 2010, the SLC filed a reply in further support of its motion.

Beginning in October 2009, Plaintiffs and WellCare, through the SLC, engaged in extensive, hard-fought, and arm’s-length settlement negotiations, culminating in the execution of the Stipulation.

SCOPE OF PARTIAL SETTLEMENT
The Stipulation of Partial Settlement is being entered into between Plaintiffs, the Independent Director Defendants and WellCare.  A report based on an investigation conducted by the SLC concluded that the claims against the Independent Director Defendants should be dismissed as there was “no basis under either federal law or Delaware law to pursue claims against them.”  WellCare, through the SLC’s report, has also determined that certain claims against the Officer Defendants have merit and it intends to pursue them on its own behalf.  Upon approval by the Court of the Stipulation, all claims in the Action against the Independent Director Defendants will be dismissed and WellCare will be realigned as the plaintiff so that it can pursue claims against the Officer Defendants in the manner it deems appropriate and in the best interests of WellCare.  The Stipulation does not affect in any way WellCare’s claims against the Officer Defendants.  For their legal services to WellCare, Plaintiffs’ counsel will petition the Court for a Fee Award, as described below.

PLAINTIFFS’ COUNSELS’ POSITION CONCERNING SETTLEMENT
Plaintiffs believe that the claims asserted in the Action have merit.  Plaintiffs’ Counsel believes that the partial settlement set forth in the Stipulation confers substantial benefits upon WellCare and Current WellCare Shareholders.  Based on their evaluation, Plaintiffs’ Counsel has determined that the partial settlement set forth in the Stipulation is in the best interests of Plaintiffs, WellCare and Current WellCare Shareholders.

INDEPENDENT DIRECTOR DEFENDANTS’
POSITION CONCERNING SETTLEMENT
The Independent Director Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Action, including all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action.  The Independent Director Defendants have further asserted that at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of WellCare and its Shareholders.

BENEFITS CONFERRED BY THE ACTION
The Settling Parties acknowledge that by bringing and pursuing the Action, Plaintiffs have benefited WellCare in at least the following ways:

1.         As a result of the Action, WellCare, through the SLC, has determined that certain claims against the Officer Defendants have merit and it intends to pursue them in the manner it deems appropriate and in the best interests of WellCare, which may result in a recovery by WellCare.

2.
As a result of the Action and the resulting SLC investigation, WellCare, through the SLC, decided not to remove the restrictions on certain stock that was to have been made available to the Officer Defendants.  The value of the restricted stock is in excess of $28 million at the time of the filing of this Stipulation.

3.	As a result of many factors and the filing of this Action, WellCare has made the following organizational changes that have strengthened WellCare’s compliance:

(a) the departure of the Officer Defendants;

(b)	the separation of the positions of Board Chairman and CEO and the creation of the new positions of Chief Compliance Officer, Chief Accounting Officer, and Chief Operating Officer;

(c)
the creation of a Regulatory Compliance Committee as a standing committee of the Board.  The principal purpose of the Regulatory Compliance Committee is to assist the Board in overseeing the regulatory compliance program, which is focused on compliance with (1) federal and state laws, rules and regulations and (2) WellCare’s Code of Conduct and related policies;

(d)
the adoption of a new charter for WellCare’s Disclosure Committee as well as new disclosure controls, policies and procedures.  The new procedures provide for a more comprehensive review of WellCare’s financial statement disclosures;

(e)
the reorganization and strengthening of WellCare’s Corporate Compliance Committee.  Chaired by WellCare’s Chief Compliance Officer, the Committee is made up of other members of senior management, including the General Counsel, Chief Operating Officer and leaders of WellCare’s Medicare and Medicaid businesses.  The Corporate Compliance Committee reviews areas of legal, regulatory and compliance risk throughout WellCare and, under the oversight of the Regulatory Compliance Committee, is responsible for developing appropriate policies and procedures to address such risks;

(f)	the creation of a new stand-alone Compliance Department that is under the supervision of the Chief Compliance Officer; and

(g)
the launch of the iCare Program, a substantially revised and enhanced compliance program.  Some key features of the iCare Program include communication of WellCare’s mission and values to the entire organization and mandatory compliance training programs, or training modules, for all associates.

4.	As a sole result of the Action, WellCare has made the following additional corporate governance changes:

(a)	the Board of Directors will adopt a resolution requiring that shareholders be permitted to ask questions of the members of the Board of Directors at WellCare’s annual meeting each year; and

(b)	the Board of Directors will adopt a resolution making it a non-binding corporate policy that the positions of CEO and chairman be held by different individuals (which is the case currently).

ATTORNEY’S FEES AND EXPENSES OF PLAINTIFFS’ COUNSEL
WellCare and Plaintiffs negotiated the attorney’s fees that WellCare would pay to Co-Lead Counsel for Plaintiffs.  Subject to Court approval of the Settling Parties’ agreement, WellCare has agreed to pay or cause to be paid the Fee Award, in the sum of $ 1,687,500 to Co-Lead Counsel for Plaintiffs for their fees and expenses.

CONDITIONS TO SETTLEMENT
The Stipulation contains conditions, which must be satisfied for the parties to be required to complete the Settlement.  Those conditions are detailed in the Stipulation, which can be viewed on WellCare’ website at http://www.WellCare.com.

NOTICE OF HEARING ON PROPOSED PARTIAL SETTLEMENT
A Settlement Hearing will be held on July 7, 2010 at 9:30 a.m. before the Honorable Virginia M. Hernandez Covington, United States District Court for the Middle District of Florida, 801 North Florida Avenue, Tampa, Florida 33602.  The Settlement Hearing is for the purpose of determining: (1) whether the proposed partial settlement of the Action, as set forth in the Stipulation of Partial Settlement on file with the Court, should be approved by the Court as fair, reasonable and adequate to WellCare and its Shareholders, including Plaintiffs; (2) whether an Order and Final Judgment should be entered releasing the Released Persons from the Released Claims; (3) whether the negotiated Fee Award should be awarded; and (4) any other matters that come before the Court.

The Court may adjourn the Settlement Hearing by oral announcement at such hearing or any adjournment without further notice of any kind.  The Court may approve the Settlement with or without modification, enter an Order and Final Judgment, and order the payment of the Fee Award without further notice of any kind.

THE RIGHT TO BE HEARD AT THE SETTLEMENT HEARING
Any WellCare Shareholder may appear at the Settlement Hearing, to inform the Court of any reason why the partial settlement of the Action embodied in the Stipulation should not be approved as fair, reasonable and adequate, or why the negotiated Fee Award should not be made.  No WellCare Shareholder shall be heard or entitled to contest the approval of the proposed partial settlement, or, if approved, the Order and Final Judgment entered on the Settlement, unless that WellCare Shareholder files written objections with the Court that (i) state all supporting bases and reasons for the objections; (ii) set forth proof of current ownership of WellCare shares as well as documentary evidence of when such shares were acquired; (iii) clearly identify any and all witnesses, documents and other evidence that are to be presented at the Settlement Hearing in connection with such objections, including the substance of any testimony to be given by witnesses, and (iv) identify any case, by name, court and docket number, in which the objector, and his attorney, if any, has objected to a settlement in the last three years. Any written objections and supporting materials must be filed with the Court on or before ten (10) business days prior to the Settlement Hearing, at:

CLERK OF THE COURT
United States District Court for the Middle District of Florida
801 North Florida Avenue
Tampa, Florida 33602

Also on or before fourteen (14) business days prior to the Settlement Hearing, copies of any written objections and supporting materials must be sent to the following persons, by first class mail:

Co-Lead Counsel for Plaintiffs

Maya Saxena Joseph E. White, III Christopher S. Jones SAXENA WHITE P.A. 2424 North Federal Highway, Suite 257 Boca Raton, Florida 33431	Emily C. Komlossy FARUQI & FARUQI, LLP 3595 Sheridan Street, Suite #206 Hollywood, Florida 33021	James S. Notis GARDY & NOTIS, LLP 560 Sylvan Avenue Englewood Cliffs, New Jersey 07632

Co-Liaison Counsel for Plaintiffs

Chris A. Barker BARKER, RODEMS & COOK, P.A. 400 North Ashley Drive, Suite 2100 Tampa, Florida 33602	Jonathan L. Alpert LAW OFFICES OF JONATHAN ALPERT 5920 River Terrace Tampa, Florida 33604	Patrick B. Calcutt CALCUTT & CALCUTT, P.A. 165 5th Ave. N.E. St. Petersburg, Florida 33701

Counsel for the Special Litigation Committee of the Board of Directors of Nominal Defendant WellCare Health Plans, Inc.

Geoffrey R. Garinther VENABLE LLP 575 7th Street, NW Washington, DC 20004	James A. Dunbar Daniel P. Moylan VENABLE LLP 210 West Pennsylvania Avenue, Suite 500 Towson, Maryland 21204	Lansing C. Scriven LANSING C. SCRIVEN, P.A. 442 W. Kennedy Blvd., Suite 280 Tampa, Florida 33606

Counsel for Nominal Defendant WellCare Health Plans, Inc.

Ronald S. Holliday S. Douglas Knox DLA PIPER 100 North Tampa St., Suite 2220 Tampa, Florida 33602	George Mernick, III HOGAN & HARTSON 555 Thirteenth Street, NW Washington, DC 20004-1109

Counsel for Defendants D. Robert Graham, Regina Herzlinger, Kevin Hickey, Alif Hourani, Ruben Jose King-Shaw, Jr., Christian Michalik and Neal Moskowski

Katherine Earle Yanes James E. Felman KYNES, MARMAN & FELMAN, PA 100 S. Ashley Dr., Ste 1300 Tampa, Florida 33601	J. Bradley Bennett Emma E. Kuntz BAKER BOTTS LLP 1229 Pennsylvania Avenue, N.W. Washington, DC 20004

Counsel for Defendant Paul L. Behrens

Lauren L. Valiente FOLEY & LARDNER LLP 100 North Tampa St., Ste. 2700 Tampa, Florida 33602	Nancy J. Sennett Michael P. Matthews FOLEY & LARDNER LLP 777 E. Wisconsin Ave. Milwaukee, Wisconsin 53202

Counsel for Defendant Todd S. Farha

Thomas C. Newkirk Michael K. Lowman JENNER & BLOCK LLP 1099 New York Avenue, N.W. Washington, DC 20001	Douglas J. Titus, Jr. GEORGE & TITUS, PA 100 S. Ashley Dr., Ste. 1290 Tampa, Florida 33601	Howard S. Suskin JENNER & BLOCK LLP 353 North Clark Street Chicago, Illinois 60654-3456

Counsel for Defendant Thaddeus Bereday

Keith E. Eggleton
Dale R. Bish
Pamela E. Glazner
WILSON SONSINI GOODRICH & ROSATI, Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050

Any WellCare Shareholder wishing to be heard at the Settlement Hearing must also include a notice of intention to appear at the Settlement Hearing with such Shareholder’s written objection.

Any WellCare Shareholder who does not make his, her or its objection in substantially the manner provided in the preceding paragraph of this Order shall be deemed to have waived such objection and shall forever be foreclosed from: (i) making any objections to the fairness, adequacy, or reasonableness of the Settlement; or (ii) making any objections to the fairness and reasonableness of the Fee Award.

NOTICE TO PERSONS OR ENTITIES
HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS
Brokerage firms, banks and other persons or entities who are Current WellCare Shareholders in their capacities as record owners, but not as beneficial owners, are requested to send this Notice promptly to beneficial owners.  Additional copies of this Notice for transmittal to beneficial owners are available on request directed to:

WellCare Health Plans Inc. Derivative Actions

c/o Rust Consulting
PO Box 2328
Faribault, MN 55021-9028
(888) 398-8208

NOTICE OF PROPOSED PARTIAL SETTLEMENT
OF RELATED STATE COURT ACTION
WellCare also recently entered into a Stipulation of Partial Settlement in a related state court derivative action entitled Intermountain Inonworkers Trust Fund v. Farha et al., Case Nos. 07-015349, 07-015846, which is currently pending in the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida.  WellCare, plaintiffs and certain of the defendants have filed a motion for preliminary approval of the partial settlement reached in that action.  After the court grants the motion for preliminary approval, further information regarding the settlement will be available on WellCare’s website at http://www.WellCare.com.

FURTHER INFORMATION
Further information regarding the Action and this Notice may be obtained by writing Plaintiffs’ Co-Lead Counsel: Maya Saxena, Saxena White P.A., 2424 N. Federal Highway, Suite 257, Boca Raton, FL, 33431; Emily C. Komlossy, Faruqi & Faruqi, LLP, 3595 Sheridan Street, Suite 206, Hollywood, FL, 33021; and James Notis, Gardy & Notis, LLP, 560 Sylvan Avenue, Englewood Cliffs, NJ, 07632.

The pleadings and other records of the Action as well as the Stipulation filed with the Court may be examined and copied at any time during regular office hours at the Office of the Clerk, United States District Court for the Middle District of Florida, 801 North Florida Avenue, Tampa, Florida 33602.  Additionally, the Stipulation, this Notice and certain other settlement related documents may be examined on WellCare’s website: http://www.WellCare.com.

Please Do Not Telephone The Court or The Clerk’s Office Regarding This Notice.

Dated: April 28, 2010                                                           BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
MIDDLE DISTRICT OF FLORIDA

WELLCARE HEALTH PLANS INC. DERIVATIVE ACTIONS
C/O RUST CONSULTING
PO BOX 2328
FARIBAULT, MN 55021-9028

IMPORTANT LEGAL NOTICE